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                                                                   EXHIBIT 10.20
                           STANDARD INDUSTRIAL LEASE

                                (Single Tenant)

1.   BASIC LEASE PROVISIONS.

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
     1.1       DATE:                          August 10, 1999

     1.2       LANDLORD:                      Realty Associates Iowa Corporation, a Delaware corporation

     1.3       TENANT:                        HomeGrocer.com, Inc., a Delaware corporation

     1.4       PREMISES ADDRESS:              1344 West Foothill Boulevard, Azusa, California

     1.5       APPROXIMATE LEASABLE AREA
               0F PREMISES:                   114,114
               (in square feet)

     1.6       USE:                           Warehousing, distribution and associated office uses (including the distribution of items to retail customers, provided that such customers do not receive such items at the Premises)

     1.7       TERM:                          Ten (10) years

     1.8       COMMENCEMENT DATE:             September 1, 1999

     1.9       MONTHLY BASE RENT:             Commencement Date through the end of the 24th full calendar month: $42,222.18;
                                              25th through 48th full calendar month: $44,504.46;
                                              49th through 72nd full calendar month: $47,927.88;
                                              73rd through 96th full calendar month: $51,351.30;
                                              97th through 120th full calendar month: $53,633.58
                                              (See section 1 of Addendum for additional Base Rent)

     1.10      BASE RENT PAID UPON EXECUTION: $ 42,222.18
                      APPLIED TO:             First full calendar month of Lease term
                      (insert month(s))

     1.11      SECURITY DEPOSIT:              $ 42,222.18

     1.12      REAL ESTATE BROKER:

                 LANDLORD:                    CB Richard Ellis

                   TENANT:                    CB Richard Ellis

     1 .13     EXHIBITS ATTACHED TO LEASE:    Exhibit A -- "Premises;" Exhibit B -- "Verification Letter;"
                                              Exhibit C -- "Work Letter Agreement;" Exhibit D - "Addendum to Lease";

     1.14      ADDRESSES FOR NOTICES:

                 LANDLORD:                    Realty Associates Iowa Corporation
                                              4100 Newport Place, Suite 830
                                              Newport Beach, California 92660
                                              Attn: Asset Manager

                 WITH A COPY TO:              Davis Partners, Incorporated
                                              2115 West Crescent Avenue, Suite 201
                                              Anaheim, California 92801
                                              Attn:  Property Manager

                 TENANT:                      HomeGrocer.com, Inc.
                                              10230 NE Points Drive
                                              Kirkland, Washington 98033
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2.   PREMISES.

     2.1 ACCEPTANCE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the term of this Lease, subject to the terms, covenants and conditions of this Lease. The Premises is depicted on Exhibit "A" attached hereto and contains one or more buildings (collectively, the "Building") and the other areas depicted on Exhibit "A" as being part of the Premises. Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, and regulations, and except as may be otherwise expressly provided herein, Landlord shall not be obligated to make any repairs or alterations to the Premises. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in the next sentence, Landlord makes no representation or warranty to Tenant that the electrical, plumbing, sprinkler or other systems in the Premises comply with applicable laws, and Landlord shall have no obligation to bring such systems into compliance with applicable laws. To the actual knowledge of Landlord, without duty of investigation, as of the date of this Lease, (a) Landlord has received no written notice from a governmental agency that the electrical, plumbing,
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sprinkler and other systems, in the condition on the date of this Lease, do not comply with applicable laws or regulations and (b) no agreement, covenant or restriction affecting the Premises prevents Tenant from using the Premises for the purposes described in section 1.6. For purposes of the foregoing, the actual knowledge of Landlord shall be limited to the actual knowledge of James O. Buckingham. In addition, Landlord makes no representation or warranty to Tenant that the floors, foundations, walls or roof of the Premises will accommodate the improvements Tenant desires to make to the Premises or that the Premises now complies, or will comply after Tenant completes its improvements, with any earthquake or seismic code.

3.   TERM.

     3.1 TERM AND COMMENCEMENT DATE. The term and Commencement Date of this Lease are as specified in sections 1.7 and 1.8. The Commencement Date set forth in section 1.8 is an estimated Commencement Date. The actual Commencement Date shall be the date possession of the Premises is tendered to Tenant in accordance with section 3.4 below; provided, however, that the term of this Lease shall be computed from the first day of the calendar month following the Commencement Date. When the actual Commencement Date is established by Landlord, Tenant shall, within thirty (30) days after Landlord's request, complete and execute the letter attached hereto as Exhibit "B" and deliver it to Landlord. Tenant's failure to execute the letter attached hereto as Exhibit "B" within said thirty
(30) day period shall be a material default hereunder and shall constitute Tenant's acknowledgment of the truth of the facts contained in the letter delivered by Landlord to Tenant.

     3.2 DELAY IN POSSESSION. Notwithstanding the estimated Commencement Date specified in section 1.8, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as defined in section 3.4. If Landlord shall not have tendered possession of the Premises to Tenant within sixty (60) days following the estimated Commencement Date specified in section 1.8, Tenant may, at Tenant's option, by notice in writing to Landlord within ten
(10) days after the expiration of the sixty (60) day period, terminate this Lease. If Tenant terminates this Lease as provided in the preceding sentence, the parties shall be discharged from all obligations hereunder, except that Landlord shall return any money previously deposited with Landlord by Tenant; and provided further, that if such written notice by Tenant is not received by Landlord within said ten (10) day period, Tenant shall not have the right to terminate this Lease as provided above unless Landlord fails to tender possession of the Premises to Tenant within one hundred twenty (120) days following the estimated Commencement Date specified in section 1.8. If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date due to a "Force Majeure Event," the Commencement Date shall be extended by the period of the delay caused by the Force Majeure Event, not to exceed sixty
(60) days. A Force Majeure Event shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of Landlord.

     3.3  DELAYS CAUSED BY TENANT. Intentionally deleted.

     3.4 TENDER OF POSSESSION. Except as provided below, Tenant accepts the Premises in its "as is" condition, and Landlord shall not be obligated to make any modifications or improvements to the Premises. Landlord shall use commercially reasonable efforts to complete within thirty (30) days after the Commencement Date, the following items: (a) ensure that all dock doors and dock levelers are in working order, (b) remove all debris in the Premises that is located in the Premises prior to the date Tenant enters the Premises or which is created by Landlord in completing the repairs described in this sentence or in completing the Seismic Retrofit (as defined below), (c) replace the roof membrane of the Premises and (d) remove the existing refrigeration unit from the Premises. In addition, Landlord shall have the right, but not the obligation, - to perform a seismic retrofit of the Premises (the "Seismic Retrofit"). If Landlord elects to complete the Seismic Retrofit, Landlord shall use commercially reasonable efforts to complete the seismic retrofit within thirty
(30) days after the Commencement Date. The scope of the Seismic Retrofit and the alterations made to the Premises to complete the Seismic Retrofit shall be determined by Landlord, in Landlord's sole discretion. The work to be completed by Landlord pursuant to this section shall be completed by Landlord, at Landlord's sole cost and expense, and the cost of completing such items shall not be deducted from the Improvement Allowance (as that term is defined in the Work Letter Agreement attached to this Lease).

     3.5 EARLY POSSESSION. Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the work described in section 3.4, Tenant shall have the right to enter the Premises prior to the Commencement Date for the purpose of installing its trade fixtures and equipment. Tenant shall be liable for any damages caused by Tenant's activities at the Premises. Tenant acknowledges that it may not be able to install trade fixtures and equipment while Landlord is completing the work described in section 3.4. Provided that Tenant has not begun operating its business from the Premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the Premises to Tenant and the Lease term shall not commence as a result of said activities. Prior to entering the Premises Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord. Tenant shall coordinate such entry with Landlord's manager, and such entry shall be made in compliance with all terms and conditions of this Lease.

4.   USE.

     4.1 PERMITTED USE. The Premises shall be used only for the purpose described in section 1.6 and for no other purpose. Landlord makes no representation or warranty that Tenant's use is permitted by applicable zoning laws or other laws and regulations. In no event shall retail sales to customers be made from the Premises: provided, however, Tenant shall be entitled to deliver full cases of liquor, beer, wine and other alcoholic beverages to customers from the Premises if, and only if, such deliveries are required in order for Tenant to maintain a liquor license or permit. No on-site consumption of alcoholic beverages shall be permitted. Landlord makes no representation or warranty to Tenant that retail sales of alcoholic beverages will be permitted from the Premises, and Tenant's obligations under the Lease are not conditioned upon such sales being permitted. Landlord will not enter into any agreement, covenant or restriction affecting the Premises during the term of the Lease which will prevent Tenant from using the Premises for the uses described in section 1.6.

     4.2 COMPLIANCE WITH LAWS. Tenant shall, at Tenant's sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the recommendations of Landlord's engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of (he term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises. Tenant shall, at Tenant's sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local

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laws and regulations governing occupational safety and health. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or persons or property within the vicinity of the Premises. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises.

5. BASE RENT. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. The first month's Base Rent and the Security Deposit shall be due and payable on the date this Lease is executed by Tenant, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease.

6. SECURITY DEPOSIT. Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in section 1.11 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord's damages in the event of Tenant's default. Tenant hereby waives the provisions of any law which is inconsistent with this section.

7.   UTILITIES.

     7.1 PAYMENT. Tenant shall pay for all water, gas, electricity, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used at the Premises (collectively "Services"), together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall contract directly with all providers of Services.

     7.2 INTERRUPTIONS. Tenant shall be solely responsible for obtaining all Services, and Landlord shall have no liability to Tenant if Tenant is unable to obtain Services for any reason including, but not limited to, repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Premises, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to Tenant's inability to obtain Services. Tenant shall comply with all mandatory controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions to the extent such regulations apply to Tenant's use of the Premises.

     7.3 RAILROAD SPURS. If the Premises is served by a railroad spur, Tenant shall execute any agreement required by the railroad company serving the railroad spur, and such agreement shall be satisfactory to Landlord, in Landlord's sole discretion. Tenant shall pay the cost of maintaining the railroad spur, at Tenant's sole cost and expense.

8.   REAL AND PERSONAL PROPERTY TAXES.

     8.1 PAYMENT OF TAXES. Tenant shall pay to Landlord during the term of this Lease, in addition to Base Rent all "Real Property Taxes" (as defined below). Real Property Taxes shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, Landlord may, from time to time, estimate what Real Property Taxes will be, and the same shall be payable by Tenant monthly during each calendar year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Real Property Taxes, Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each calendar year a reasonably detailed statement (the "Statement") showing the Real Property Taxes incurred during such year. Landlord's failure to deliver the Statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder, If Tenant's payments under this section during said calendar year exceed the Real Property Taxes as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against the Base Rent next falling due. If Tenant's payments under this section during said calendar year were less than Real Property Taxes as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Tenant is responsible for Real Property Taxes, notwithstanding that the Lease term may have terminated before the end of such calendar year; and this provision shall survive the expiration or earlier termination of the Lease. If during the term of this Lease a special assessment for street, water or sewer improvements or similar items is approved, and Landlord has the right to pay such special assessment in a lump sum or in installments, Landlord shall not pass through to Tenant as part of Real Property Taxes each year an amount greater than the amount that would be due from time to time had Landlord elected to pay such special assessment in installments. Provided that Tenant pays all Real Property Taxes as and when due pursuant to this section, Tenant shall have the right to appeal any Real Property Tax assessment with the Los Angeles County Tax Assessor, all at Tenant's sole cost and expense. Landlord shall have the right to approve, in advance, in Landlord's reasonable discretion, any letters, applications or other written materials Tenant desires to file with the Assessor.

     8.2 DEFINITION OF REAL PROPERTY TAX. As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in any portion thereof. Real Property Taxes shall not include income, inheritance and gift taxes.

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     8.3  PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

9.   INSURANCE.

     9.1  INSURANCE-TENANT.

          (a) Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord's reasonable discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers and Landlords of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease.

          (b) Tenant shall obtain and keep in force during the term of this Lease "all-risk-extended coverage property insurance with coverages acceptable to Landlord, in Landlord's reasonable discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant's trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against any peril included within the classification "fire and extended coverage," against vandalism and malicious mischief, theft, sprinkler leakage, earthquake damage and flood damage.

          (c) Tenant shall, at all times during the term hereof, maintain in effect workers' compensation insurance as required by applicable law and business interruption and extra expense insurance reasonably satisfactory to Landlord.

     9.2  INSURANCE-LANDLORD.

          (a) Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Premises.

          (b) Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises in the amount of not less than eighty percent (80%) of the full replacement cost thereof, as determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's sole discretion. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Real Property Taxes. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. Tenant shall pay at Tenant's sole expense any increase in the property insurance premiums for the Premises over what was payable immediately prior to the increase to the extent the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

          (c) Tenant shall pay for all insurance purchased by Landlord pursuant to this section 9.2 in the same manner as Tenant pays Real Property Taxes (i.e., ten (10) days after delivery of a statement or monthly estimates).

     9.3 INSURANCE POLICIES. Tenant shall deliver to Landlord certificates of the insurance policies required under section 9.1 within fifteen (15) days prior to the Commencement Date of this Lease, and Landlord shall have the right to approve the terms and conditions of said certificates. Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Premises is located, and said companies shall maintain during the policy term a "General Policyholder's Rating" of at least A and a financial rating of at least "Class X" (or such other rating as may be required by any lender having a lien on the Premises) as set forth in the most recent edition of "Best Insurance Reports." All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, and at Landlord's option, the holder of any mortgage or deed of trust encumbering the Premises and any person or entity managing the Premises on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by section 9.1 above. Tenant's insurance policies shall not include deductibles in excess of Ten Thousand Dollars ($10,000).

     9.4 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises or to the other's property in, on or about the Premises, that are caused by or result from risks or perils insured against under any property insurance policies required by this Lease to be carried by Landlord and/or Tenant whether or not in force at the time of any such damage, loss or injury. Landlord and Tenant shall cause each such insurance policy obtained by them to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in Connection with any damage covered by any such policy or policies.

     9.5 COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant's property or Tenant's obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant's obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

10. LANDLORD'S REPAIRS. Landlord shall maintain, at Landlord's expense, only the structural elements of the roof (excluding the roof membrane) of the Building and the structural soundness of the foundation and exterior walls of the Building. Tenant shall reimburse Landlord for the cost of any maintenance, repair or replacement of the foregoing necessitated by Tenant's misuse, negligence, alterations to the Premises or any breach of its obligations under this Lease. The term "walls" as used in this section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock

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bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this section, after which Landlord shall have a reasonable time in which to complete the repair. Nothing contained in this section shall be construed to obligate Landlord to make nonstructural repairs, to paint any walls or to seal or otherwise maintain the surface of any foundation, floor or slab. Landlord shall have the right upon written notice to Tenant, in Landlord's sole discretion, to maintain, repair and repaint the exterior walls, overhead doors, canopies, entries, handrails, gutters and other exposed parts of the Building as necessary to maintain its existing appearance in good condition (hereinafter the "Aesthetic Maintenance"). If Landlord elects to perform the Aesthetic Maintenance, Tenant shall reimburse Landlord for the cost of the Aesthetic Maintenance as additional rent, and said additional rent shall be payable by Tenant within ten (10) days after demand by Landlord. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

11. TENANT'S REPAIRS. Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises (except those listed as Landlord's responsibility in section 10 above) in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, skylights, any special store front or office entry, interior walls and finish work, floors and floor coverings, roofs, sidewalks, roadways, parking areas, exterior lighting, fences, retaining or similar walls, landscaping, sprinkler systems, gutters, curbs, trash enclosures, signs, gates, parking lot striping, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, electrical systems, lighting facilities and bulbs, sprinkler systems, fire detection systems, termite and pest extermination, and regular removal of trash and debris. Unless Landlord has elected in writing to be responsible for the Aesthetic Maintenance, Tenant shall, at Tenant's sole expense, be responsible for the Aesthetic Maintenance. Tenant shall notify Landlord in writing prior to making any repair or performing any maintenance pursuant to this section, and Landlord shall have the right to designate the contractor Tenant shall use to make any repair or to perform any maintenance on the roof, heating, ventilation and air conditioning systems ("HVAC"), plumbing systems, electrical systems or fire detection systems located at the Premises; provided, however, in the case of an emergency, Tenant may make a repair without notifying Landlord if Tenant notifies Landlord as soon as is reasonably possible after making the repair and otherwise complies with the terms and conditions of this Lease. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for all hot water, HVAC systems and the roof of the Premises and all equipment within the Premises. The maintenance contractor and the contract must be approved by Landlord and, at Landlord's election, Landlord may designate the maintenance contractor, provided the charges of Landlord's maintenance contractor are commercially reasonable and Landlord's maintenance contractor provides competent and timely service. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days after the date Tenant takes possession of the Premises. If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs. upon ten (10) days' advance written notice to Tenant. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days after demand by Landlord. Landlord shall have the right, but not the obligation, to assume responsibility for maintaining any landscaping or maintenance contracts (including, but not limited to, the maintenance of the HVAC and roof of the Premises), in which event Tenant shall reimburse Landlord for the cost of such maintenance within ten (10) days after written demand by Landlord.

12.  ALTERATIONS AND SURRENDER.

     12.1 CONSENT OF LANDLORD. Tenant shall not make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Alterations") in, on or about the Premises without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, retrieval or storage systems, carpeting or other floor covering, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. At the expiration of the term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises to its prior condition, at Tenant's expense. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been reasonably approved by Landlord, and Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. In addition, Tenant shall pay to Landlord a fee equal to three percent (3%) of the cost of the Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations; provided, however, this fee shall not apply to the construction of the Tenant Improvements described in the Work Letter Agreement attached hereto. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alternations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all-risk" insurance in an amount approved by Landlord and workers compensation insurance.

     12.2 PERMITS. Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

     12.3 MECHANICS LIENS. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Premises from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action.

     12.4 NOTICE. Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises.

     12.5 SURRENDER. Subject to Landlord's right to require removal or to elect ownership as hereinafter provided, all Alterations (Alterations do not include trade fixtures and equipment) made by Tenant to the Premises shall be the property of Tenant, but shall be considered to be a part of the Premises. At Landlord's option, the Alterations shall become the property of Landlord at the end of the term of this Lease; provided, however, Tenant shall be entitled to remove the HVAC system it installs at the Premises ("Tenant's HVAC System"). If Tenant removes Tenant's HVAC System, it shall reinstall at the Premises prior to the end of the term of this Lease, a HVAC system that is comparable to the HVAC system at the Premises on the Commencement Date of this Lease and such HVAC system shall be in good working order and condition. Landlord may require on notice to Tenant, that some or all Alterations be removed prior to the end of the term of this Lease and that any damages caused by such removal be repaired at Tenant's sole expense. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises (including, but not limited to, all doors, windows, floors and floor coverings, skylights, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, electrical systems, lighting facilities, sprinkler systems, fire detection systems and nonstructural elements of the exterior walls, foundation and roof (collectively the "Elements of the Premises")) to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant's personal property, trade fixtures and equipment. Provided, however, if Landlord has not elected to have Tenant remove the Alterations, Tenant shall leave the Alterations at the Premises in good condition and repair, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings, equipment and Alterations. Damage to or deterioration of any Element of the Premises or any other item Tenant is required to repair or maintain at the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices.

     12.6 FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property, in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

13.  DAMAGE AND DESTRUCTION.

     13.1 EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Premises is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Substances (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as "damages"), but the damages are not material (as defined in section 13.2 below), Landlord shall repair the damages to the Premises as soon as is reasonably possible, and this Lease shall remain in full force and effect. If all or part of the Premises is destroyed or materially damaged (as defined in section 13.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Premises or to terminate this Lease. Landlord shall within ninety (90) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Premises after material damage or destruction, but in good faith determines that the Premises cannot be substantially repaired within three hundred sixty (360) days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Premises will render the entire Premises unusable during said three hundred sixty (360) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair, and Tenant shall thereafter have a period of thirty (30) days within which Tenant may elect to terminate this Lease, upon thirty (30) days' advance written notice to Landlord. Tenant's termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said thirty (30) day period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events. Subject to section 13.3 below, if Landlord or Tenant terminates this Lease in accordance with this section 13.1, Tenant shall continue to pay all Base Rent and other amounts due hereunder which arise prior to the date of termination.

     13.2 DEFINITION OF MATERIAL DAMAGE. Damage to the Premises shall be deemed material if, in Landlord's reasonable judgment, the uninsured cost of repairing the damage will exceed One Hundred Thousand Dollars ($100,000). If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Premises the damage shall be deemed material if the cost of repairing the damage exceeds Three Hundred Thousand Dollars ($300,000). Damage to the Premises shall also be deemed material if (a) the Premises cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Premises requires that insurance proceeds available to repair the damage in excess of One Hundred Thousand Dollars ($100,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve
(12) months of the Lease term.

     13.3 ABATEMENT OF RENT. If Landlord elects to repair damage to the Premises and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or intentional acts of Tenant or its employees, agents, contractors or invitees, Tenant's Base Rent shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business. Notwithstanding the foregoing, there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less.

     13.4 TENANT'S ACTS. If such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant's employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all, of the damage, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

     13.5 TENANT'S PROPERTY. Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively "Tenant's property") located at the Premises. Tenant shall repair or replace all of Tenant's property at Tenant's sole cost and expense. Tenant acknowledges that it is Tenant's sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant's property.

     13.6 WAIVER. Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

14. CONDEMNATION. If any portion of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises is taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days. Tenant's rent shall be abated during said period but Tenant shall not have the right to terminate this Lease, If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that all rent shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises, provided that the fair market value of the property taken exceeds Three Hundred Thousand Dollars ($300,000). Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property and for moving expenses. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Premises, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. This section, not general principles of law or California Code of Civil Procedure sections 1230.010 et ~ shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Premises.

15.  ASSIGNMENT AND SUBLETTING.

     15.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which shall not be unreasonably withheld, Landlord shall respond to Tenant's written request for consent hereunder within thirty (30) days after Landlord's receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease. Tenant's written request for Landlord's consent shall include, and Landlord's thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant for the past three (3) years prepared in accordance with generally accepted accounting principles, (b) federal tax returns for the proposed assignee or subtenant for the past three (3) years, (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant and (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership, limited liability company, limited liability partnership or other `entity, of more than twenty five percent (25%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership, limited liability company, limited liability partnership or other entity. If Tenant is a limited or general partnership (or is comprised of two or more persons, individually or as co-partners), Tenant shall not be entitled to change or convert to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant's sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease. If Landlord shall exercise any option to recapture the Premises, or shall deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

     15.2 LEVERAGED BUY-OUT. The involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, sale of company stock, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, which results or will result in a reduction of the "Net Worth" of Tenant, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Tenant as it exists immediately prior to said transaction or transactions constituting such reduction shall be considered to be an assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent (a "Leveraged Buy-out Event"). A Leveraged Buy-out Event in which the Net Worth of Tenant is reduced by less than twenty-five percent (25%) shall not be considered an assignment of this Lease for purposes of this section 15.2. "Net Worth" of Tenant for purposes of this section shall be the net worth of Tenant established under generally accepted accounting principles consistently applied.

     15.3 STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this section 15. Tenant acknowledges and agrees that each requirement, term and condition in this section 15 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this section 15 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord's reasonable judgment, a proposed assignee or subtenant has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee's or subtenant's business will impose a burden on the Premises' parking facilities or utilities that is greater than the burden imposed by Tenant, in Landlord's reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that It will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (f) the use of the Premises by the proposed assignee or subtenant will not be a use permitted by this Lease; (g) Tenant is in default as defined in section 16 at the time of the request; (h) if requested by Landlord, the assignee or subtenant refuses to sign a nondisturbance and attornment agreement in favor of Landlord's lender; (i) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (j) the assignment or sublease will result in there being more than one subtenant of the Premises; or (k) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency.

     15.4 ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:

           (a) Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

           (b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

           (c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this section.

           (d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.

           (e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

           (f) Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

           (g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

           (h) Landlord shall not be liable under this Lease or under any sublease to any subtenant.

           (i) No assignment or sublease may be modified or amended without Landlord's prior written consent.

           (j) The occurrence of a transaction described in section 15.2 shall give Landlord the right (but not the obligation) to require that Tenant immediately provide Landlord with an additional security deposit equal to two
(2) times the monthly Base Rent payable under the Lease, and Landlord may make its receipt of such amount a condition to Landlord's consent to such transaction.

           (k) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

     15.5 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

           (a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, `Tenant's obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

           (b) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

     15.6 TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent the following amounts (hereinafter the "Transfer Premium"): (a) if a sublease is for less than fifty percent (50%) of the usable square feet in the Premises, one-half of all amounts received by Tenant from the subtenant in excess of the amounts payable by Tenant to Landlord hereunder or (b) if a sublease is for fifty percent (50%) or more of the usable square feet in the Premises or Tenant assigns the Lease, all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder. The Transfer Premium shall be reduced by the reasonable brokerage commissions and legal fees actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises, "Transfer Premium" shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per rentable square foot basis. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.

     15.7 LANDLORD'S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this section 15, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease or to sublease space in the Premises, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord's election. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this section is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or subtenant and to permit Landlord to control the leasing of space in the Premises. Tenant acknowledges and agrees that the requirements of this section are commercially reasonable and are consistent with the intentions of Landlord and Tenant.

     15.8 LANDLORD'S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord's reasonable costs and expenses, not to exceed Three Thousand Dollars ($3,000) per transaction incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees.

16.  DEFAULT  REMEDIES.

     16.1 DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in section 16.2. Landlord or Landlord's authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

           (a) Tenant's failure to make any payment of Base Rent, Real Property Taxes or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this section 16.1(a).

           (b) Intentionally deleted.

           (c) The failure of Tenant to comply with any of its obligations under sections 4, 9, 11, 12, 15. 18, 23, 25 and 26 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) days following written notice from Landlord to Tenant. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this section 16.1(c).

           (d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in sections 16.1(a), (b) and (c), above), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit or any other notice. pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this section 16.1(d).

           (e) (i) The making by Tenant or any guarantor of Tenant's. obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii)Tenant or any guarantor becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor. the same is dismissed within sixty
(60) days): (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this section 16.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.

           (f) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

           (g) If Tenant is a corporation, partnership, limited liability company or similar entity, the dissolution or liquidation of Tenant.

     16.2  REMEDIES.

           (a) In the event of any material default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

               (i) terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The "worth at time of award" of the amounts referred to in section 16.2(a)(i)(A) and
(B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in section 16.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For purposes of this section 16.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

               (ii) maintain Tenant's right of possession in which event Landlord shall have the remedy described in California Civil Code section 1951.4 which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due. In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant's interest in the Lease subject to the reasonable requirements contained in section 15 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in section 15 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this section 16.2(a)(ii).

               (iii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

               (iv) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

           (b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant's right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant's occupancy of the Premises.

           (c) If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

     16.3 DEFAULT BY LANDLORD, Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction. Tenant hereby waives its right to recover lost profits or punitive damages arising out of a Landlord default. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord's performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within twelve (12) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

     16.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Premises. Accordingly, if any installment of Base Rent or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under section 16.5.

     16.5 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

     16.6 PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT. If Tenant fails to pay Base Rent or any other monetary obligation due hereunder on the date it is due, after Tenant's third failure to pay any monetary obligation on the date it is due, at Landlord's option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check, and Tenant shall, upon demand, provide Landlord with an additional security deposit equal to three (3) months' Base Rent. If Landlord has required Tenant to make said payments by cashiers check or to provide an additional security deposit, Tenant's failure to make a payment by cashiers check or to provide the additional security deposit shall be a material default hereunder.

17. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may but shall not be obligated to, after three (3) days prior written notice to Tenant, make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this section.

18. INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "Indemnified Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorneys fees, court costs and other legal expenses, the effects of environmental contamination, the cost of environmental testing, the removal, remediation and/or abatement of Hazardous Substances (as said term are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as "Damages") arising out of or related to an "Indemnified Matter" (as defined below). For purposes of this section, an "Indemnified Matter" shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant's or its employees, agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as "Tenant Parties") use or occupancy of the Premises, (b) any act, omission or neglect of a Tenant Party, (c) Tenant's failure to perform any of its obligations under the Lease, (d) the existence, use or disposal of any Hazardous Substance (as defined below) brought on to the Premises by a Tenant Party, or
(e) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant's obligations hereunder shall include, but shall not be limited to (f) compensating the Indemnified Parties for Damages arising out of Indemnified Matters within ten (10) days after written demand from an indemnified Party and (g) providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant's sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages and Tenant shall, upon ten (10) days advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. The Indemnified Parties need not first pay any Damages to be indemnified hereunder. Tenant's obligations under this section shall not be released, reduced or otherwise limited because one or more of the Indemnified Parties are or may be actively or passively negligent with respect to an Indemnified Matter or because an Indemnified Party is or was, partially responsible for the Damages incurred. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant's obligations under this section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.

19. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant's employees, agents, contractors or invitees, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Premises, negligent security measures, bombings or bomb scares, Hazardous Substances, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Premises, and regardless of whether the cause of the damage or injury arises out of Landlord's or its employees, agents or contractors negligent or intentional acts. Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Premises. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant's property or business or injury to persons, in, upon or about the Premises arising from any cause, including Landlord's negligence or the negligence of its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.

20. LANDLORD'S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Premises and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease if the transferee assumes Landlord's obligations under this Lease; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's security deposit to Tenant or transfer Tenant's security deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Premises, Tenant agrees to look solely to Landlord's equity interest in the Premises for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

21. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media or any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which may be given or withheld in Landlord's reasonable discretion. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for signs and exterior treatments.

22. BROKER'S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in section 1.12, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party. The commission payable to Landlord's broker with respect to this Lease shall be pursuant to the terms of the separate commission agreement in effect between Landlord and Landlord's broker. Landlord's broker shall pay a portion of its commission to Tenant's broker, if so provided in any agreement between Landlord's broker and Tenant's broker. Nothing in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's broker. Landlord shall pay the commission due to CB Richard Ellis.

23.  ESTOPPEL CERTIFICATE.

     23.1 DELIVERY OF CERTIFICATE. Tenant shall from time to time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following:
(a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

     23.2 FAILURE TO DELIVER CERTIFICATE. At Landlord's option, the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant hereunder.

24. FINANCIAL INFORMATION. From time to time, at Landlord's request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) days' advance written notice from Landlord a current quarterly financial statement for Tenant and Tenant's financial statements for the previous two accounting years. All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Prior to receiving confidential financial information from Tenant, Landlord shall execute a confidentiality agreement prepared by Tenant and including reasonable terms and conditions relating to the dissemination of confidential financial information. There shall be no limitations on the dissemination by Landlord of financial information that is publicly available or is otherwise not confidential.

25.  HAZARDOUS SUBSTANCES.

     25.1 USE. Notwithstanding anything contained in this Lease to the contrary, Tenant has not caused or permitted, and shall not cause or permit any Hazardous Substances (as defined below) to be brought upon, kept, stored, discharged, released or used in, under or about the Premises by Tenant, its agents, employees, contractors, subcontractors, licensees or invitees, unless(a) such Hazardous Substances are reasonably necessary to Tenant's business and will be handled, used, kept, stored and disposed of in a manner which complies with all Hazardous Substances Laws (as defined below); (b) Tenant will comply with such other rules or requirements as Landlord may from time to time impose, including without limitation that (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal, and (iii) such materials are for use in the ordinary course of business (i.e., as with office or cleaning supplies), (c) notice of and a copy
          ----
of the current material safety data sheet is provided to Landlord for each such Hazardous Substances, and (d) Landlord shall have granted its prior written consent to the use of such Hazardous Substances, which consent may be given or withheld in Landlord's sole discretion. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not install storage tanks or electrical generators of any size or shape in or around the Premises, above or below ground, without the consent of the Landlord which may be given or withheld in Landlord's sole discretion.

     25.2  DEFINITION. As used herein, the term "Hazardous Substances" means any
(a) oil, petroleum, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (I) pose a hazard to the Premises or to persons on or about the Premises or (ii) cause the Premises to be in violation of any Hazardous Substances Laws (as hereinafter defined); (b)asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601, et sea. the Resources Conservation Recovery Act, 42
                             ------
U.S.C. (S) 6901, et seq. the Hazardous Materials Transportation Act, as amended,
                 ------
49 U.S.C. (S) 1801, et sea. the Federal Water Pollution Control Act,, as
                    ------
amended, 33 U.S.C. (S) 1251, et see. Sections 25115, 25117, 25122.7, 25140,
                             ------
25249.8, 25281, 25316 and 25501 of the California Health and Safety Code; and Title 22 of the California Code of Regulations, Division 4.5, Chapter 11;(d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises, or any other person coming upon the Premises or adjacent property; and (e) other chemical, materials or substance which may or could pose a hazard to the environment. As used here the term "Hazardous Substances Laws" means any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, and Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, soil, groundwater and indoor and ambient air conditions. Tenant shall at all times and in all respects comply with all Hazardous Substances Laws.

     25.3 REMEDIATION. Upon expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause all Hazardous Substances brought on the Premises by Tenant to be removed from the Premises in compliance with all applicable Hazardous Substances Laws, If Tenant or its employees, agents, or contractors violates the provisions of this section, or if Tenant's acts, negligence, or business operations contaminate, or expand the scope of contamination of, the Premises from such Hazardous Substances, then Tenant shall promptly, at Tenant's expense, take all investigatory and/or remedial action (collectively, the "Remediation") that is necessary in order to clean up, remove and dispose of such Hazardous Substances causing the violation on the Premises or the underlying groundwater or the properties adjacent to the Premises to the extent such contamination was caused by Tenant, in compliance with all applicable Hazardous Substances Laws. Tenant shall further repair any damage to the Premises caused by the Hazardous Substances contamination. Tenant shall provide prior written notice to Landlord of such Remediation, and Tenant shall commence such Remediation no later than thirty (30) days after such notice to Landlord and diligently and continuously complete such Remediation. Such written notice shall also include Tenant's method, time and procedure for such Remediation and Landlord shall have the right to require reasonable changes in such method, time or procedure of the Remediation. Tenant shall not take any Remediation in response to the presence of any Hazardous Substances in or about the Premises or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interests with respect thereto.

     25.4  NOTIFICATION. Tenant shall immediately notify Landlord in writing of:
(a) any enforcement, cleanup. removal or other governmental or regulatory action threatened, instituted, or completed pursuant to any Hazardous Substances Laws with respect to the Premises; (b) any claim, demand, or complaint made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Substances; and (c) any reports made to any governmental authority arising out of any Hazardous Substances on or removed from the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any Hazardous Substances Laws.

     25.5 No RELEASE. Tenant's obligations under this section and under section 18 shall survive the expiration or earlier termination of this Lease and shall continue to be binding on Tenant notwithstanding such expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant of its obligations under this section or section 18 unless specifically so agreed by Landlord in writing at the time such agreement is entered into.

     25.6 Violation of Laws. To the actual knowledge of Landlord, without duty of investigation, as of the date of this Lease, Landlord has received no written notice that the Premises contains Hazardous Substances that are in violation of any state or Federal law or regulation. For purposes of the forgoing, the actual knowledge of Landlord shall be limited to the actual knowledge of James 0. Buckingham.

26.  SUBORDINATION.

     26.1 EFFECT OF SUBORDINATION. This Lease, and any Option (as defined below) granted hereby, upon Landlord's written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title,
(b) be liable for the breach of this Lease by any prior landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior landlord or
(d) be liable to Tenant for the return of its security deposit.

     25.2 EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder.

27.  OPTIONS.

     27.1 DEFINITION. As used in this Lease, the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease, (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.

     27.2 OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any transferee approved by Landlord in accordance with section 15. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

     27.3 MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

     27.4 EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to section 16.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of this section.

     27.5 LIMITATIONS ON OPTIONS. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal or rights of first offer granted hereunder shall be subject and secondary to Landlord's right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be subject and subordinated to any other options, rights of first refusal or rights of first offer previously given to any other person or entity.

28. LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and address of the Building upon not less than ninety (90) days prior written notice and (b) to place signs, notices or displays upon the roof, interior, exterior of the Building. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other real property provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises. Landlord will provide reasonable advance notice to Tenant of its intention to take actions pursuant to this section, and Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of the Premises when taking such actions. Landlord shall not place signage on the building except for "for sale" signs at any time and "for lease" signs during the last twelve (12) months of a lease term.

29. HOLDING OVER, If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be the greater of two hundred percent (200%) of the Base Rent payable immediately preceding the termination date of this Lease or one hundred twenty-five percent (125%) of the fair market Base Rent for the Premises as of the date Tenant holds over, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Lease term or to give Tenant the right to hold over after the expiration or earlier termination of the Lease term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

30. LANDLORD'S ACCESS. Landlord and Landlord's agents, contractors and employees shall have the right to enter the Premises at reasonable times upon reasonable advance notice for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access.

31. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties.

32. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within thirty (30) days after Landlord's request and Tenant's failure to do so shall constitute a material default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Premises, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

33. TRANSPORTATION MANAGEMENT. Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the Premises or the metropolitan area in which the Premises is located.

34. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

35. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

36. DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, hut not limited to, Base Rent and late charges shall be deemed to be rent.

37.  INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in section 1.13 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or concerning any other matter addressed by this Lease.

38. AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

39. NOTICES. All notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested, (d) by US, Postal Service Express Mail, Federal Express or other overnight courier, or (e) by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this section. Any notice permitted or required hereunder, and any notice to pay rent or quit or similar notice, shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the address set forth in section 1.14. The addresses set forth in section 1.14 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant. Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given three
(3) days after deposited with the U.S. Postal Service. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes. If any notice is transmitted by facsimile transmission, the notice shall be deemed delivered upon telephone confirmation of receipt of the transmission thereof at the appropriate party's address for notice purposes. A copy of all notices delivered to a party by facsimile transmission shall also be mailed to the party on the date the facsimile transmission is completed. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.

40. WAIVERS. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction.

41. COVENANTS. This Lease shall be construed as though Landlord's covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

42. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Premises is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Premises is located.

43. ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys' fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

44. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction or going-out-of-business sale upon the Premises.

45. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

46. QUIET POSSESSION. Subject to the other terms and conditions of this Lease, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

47. AUTHORITY. If Tenant is a corporation, trust, limited liability company, limited liability partnership or general or limited partnership, Tenant, and each Individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust, limited liability company, limited liability partnership or other partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

48. CONFLICT. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

49. MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with section 39 on one Tenant shall be deemed service of notice on all Tenants.

50. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

51. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

52. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

53. CONFIDENTIALITY. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord's sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of' this provision and to seek injunctive relief to prevent its breach or continued breach.

54. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR

LANDLORD'S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

          LANDLORD                            TENANT

REALTY ASSOCIATES IOWA CORPORATION,       HOMEGROCER.COM, INC., a Delaware
a Delaware corporation                    corporation

By: /s/ Henry Brauer                      By:__________________________________
    -----------------------------

_________________________________         _____________________________________
          (print name)                                (print name)

Its:_____________________________         Its:_________________________________
          (print title)                               (print title)


                                          By: /s/ Terry Drayton
                                              ---------------------------------
                                                      (print name)

                                          Its:________________________________
                                                      (print title)

              Addendum to Standard Industrial Lease (the "Lease")
                  dated the 10th day of August, 1999 Between
              Realty Associates Iowa Corporation ("Landlord") and
                        HomeGrocer.com, Inc. ("Tenant")


     It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease, and, if a Work Letter Agreement is attached to this Lease, as those terms have been defined in the Work Letter Agreement.

     1.  Base Rent Increase. The Work Letter Agreement attached to the Lease as
         ------------------
Exhibit "C" provides Tenant with a "Tenant Improvement Allowance" of up to Five Hundred Thousand Dollars ($500,000.00). Any portion of the Tenant Improvement Allowance paid by Landlord pursuant to the Work Letter Agreement shall be repaid to Landlord by Tenant in equal monthly installments by amortizing the amount of the Tenant Improvement Allowance paid by Landlord over the months of the initial Lease term remaining after Landlord makes a disbursement of the Tenant Improvement Allowance with an interest factor from the date of such disbursement of eleven percent (11%) per annum. The additional amount payable by Tenant each month shall be added to the Base Rent described in section 1.9 of the Lease and shall be treated as additional Base Rent for all purposes. For example, if Landlord disburses the $250,000 of the Tenant Improvement Allowance to Tenant in the sixth month of the initial lease term, and Landlord makes a final disbursement of the Tenant Improvement Allowance in the amount of $250,000 in the twelfth month of the initial Lease term, the. Base Rent would be increased on the first day of the seventh month of the initial term by $3,544.02 per month and would be increased on the first day of the thirteenth month of the initial lease term by an additional $3,656.47 per month (i.e., the total Base Rent beginning on the first day of the seventh month would be $45,766.20, and the total Base Rent on the first day of the thirteenth month would be $49,422.67).

     2.  Abatement of Rent. Landlord hereby agrees to conditionally waive the
         -----------------
Base Rent due between the Commencement Date and the first to occur of (a) the date which is sixty (60) days after the Commencement Date and (b) the date Tenant commences business operations from the Premises. No amounts due to Landlord under the Lease other than the Base Rent referred to above shall be conditionally waived. In the event Tenant commits a default as defined in section 16 of the Lease, Base Rent coming due thereafter shall not be waived, and all Base Rent that Landlord conditionally waived in the past shall be immediately due and payable by Tenant to Landlord without notice or demand from Landlord. If the Lease expires in accordance with its terms, and does not terminate as a result of a default by Tenant, Landlord agrees to permanently waive the Base Rent it has conditionally waived.

     3.  Option to Extend. Landlord hereby grants to Tenant the option to extend
         ----------------
the term of the Lease for two (2) consecutive five (5)-year periods (the "Extension Options") commencing when the initial lease term expires and when the first option term expires upon each and all of the following terms and conditions:

     (a) Tenant shall give to Landlord on a date which is prior to the date that the applicable option period would commence (if exercised) by at least three hundred sixty (360) days and not more than four hundred fifty (450) days, a written notice of the exercise of the option to extend the Lease for said additional term, time being of the essence. Such notice shall be given in accordance with the requirements of section 39 of the Lease. If notification of the exercise of an option is not so given and received, all options granted hereunder shall automatically expire.

     (b) The provisions of section 27 of the Lease apply to the option granted hereunder.

     (c) All of the terms and conditions of the Lease except where specifically modified by this Addendum shall apply to each option term.

     (d) The Base Rent payable during each option term shall be the Market Rate on the date the option term commences.

     (e) The term "Market Rate" shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar industrial building would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance. The Market Rate may also designate periodic rental increases, a new Base Year and similar economic adjustments. The Market Rate shall be the Market Rate in effect as of the beginning of the applicable option period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Market Rate as of the beginning of the option period.

     (f) If Tenant exercises the Extension Option, Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount not less than one hundred eighty (180) days prior to the day the option term will commence. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to the Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below. In the event that Landlord fails to timely generate the initial notice of Landlord's opinion of the Market Rate on or before the day that is one hundred eighty (180) days prior to the date the option term will commence, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days ("Landlord's Review Period") after receipt of Tenant's notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Market Rate, and such determination shall be submitted to arbitration in accordance with subsections (i) through (v) below.

                            ARBITRATION OF DISPUTES
                            -----------------------

          (i) LANDLORD AND TENANT SHALL MEET WITH EACH OTHER WITHIN FIVE (5) BUSINESS DAYS AFTER THE OUTSIDE AGREEMENT DATE AND EXCHANGE THEIR SEALED ENVELOPES AND THEN OPEN SUCH ENVELOPES IN EACH OTHER'S PRESENCE. IF LANDLORD AND TENANT DO NOT MUTUALLY AGREE UPON THE MARKET RATE WITHIN ONE (1) BUSINESS DAY OF THE EXCHANGE AND OPENING OF ENVELOPES, THEN, WITHIN TEN (10) BUSINESS DAYS OF THE EXCHANGE AND OPENING OF ENVELOPES, LANDLORD AND TENANT SHALL AGREE UPON AND JOINTLY APPOINT A SINGLE ARBITRATOR WHO SHALL BY PROFESSION BE A REAL ESTATE BROKER OR AGENT WHO SHALL HAVE BEEN ACTIVE OVER THE FIVE (5) YEAR PERIOD ENDING ON THE DATE OF SUCH APPOINTMENT IN THE LEASING OF INDUSTRIAL BUILDINGS SIMILAR TO THE PREMISES IN THE GEOGRAPHICAL AREA OF THE PREMISES. NEITHER LANDLORD NOR TENANT SHALL CONSULT WITH SUCH BROKER OR AGENT AS TO HIS OR HER OPINION AS TO THE MARKET RATE PRIOR TO THE APPOINTMENT. THE DETERMINATION OF THE ARBITRATOR SHALL BE LIMITED SOLELY TO THE ISSUE OF WHETHER LANDLORD'S OR TENANT'S SUBMITTED MARKET RATE FOR THE PREMISES IS THE CLOSEST TO THE ACTUAL MARKET RATE FOR THE PREMISES AS DETERMINED BY THE ARBITRATOR, TAKING INTO ACCOUNT THE REQUIREMENTS FOR DETERMINING MARKET RATE SET FORTH HEREIN. SUCH ARBITRATOR MAY HOLD SUCH HEARINGS AND REQUIRE SUCH BRIEFS AS THE ARBITRATOR, IN HIS OR HER SOLE DISCRETION, DETERMINES IS NECESSARY. IN ADDITION, LANDLORD OR TENANT MAY SUBMIT TO THE ARBITRATOR WITH A COPY TO THE OTHER PARTY WITHIN FIVE (5) BUSINESS DAYS AFTER THE APPOINTMENT OF THE ARBITRATOR ANY MARKET DATA AND ADDITIONAL INFORMATION SUCH PARTY DEEMS RELEVANT TO THE DETERMINATION OF THE MARKET RATE ("RR DATA"), AND THE OTHER PARTY MAY SUBMIT A REPLY IN WRITING WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF SUCH RR DATA.

          (ii) THE ARBITRATOR SHALL, WITHIN THIRTY (30) DAYS OF HIS OR HER APPOINTMENT, REACH A DECISION AS TO WHETHER THE PARTIES SHALL USE LANDLORD'S OR TENANT'S SUBMITTED MARKET RATE AND SHALL NOTIFY LANDLORD AND TENANT OF SUCH DETERMINATION.

         (iii) THE DECISION OF THE ARBITRATOR SHALL BE FINAL AND BINDING UPON LANDLORD AND TENANT.

          (iv) IF LANDLORD AND TENANT FAIL TO AGREE UPON AND APPOINT AN ARBITRATOR, THEN THE APPOINTMENT OF THE ARBITRATOR SHALL BE MADE BY THE PRESIDING JUDGE OF THE LOS ANGELES COUNTY SUPERIOR COURT, OR, IF HE OR SHE REFUSES TO ACT, BY ANY JUDGE HAVING JURISDICTION OVER THE PARTIES.

          (v) THE COST OF THE ARBITRATION SHALL BE PAID BY LANDLORD AND TENANT EQUALLY.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS. PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE

AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                    (Landlord initials)  (Tenant initials)
                                          ---------------

     4.   Assignment and Subleasing. Notwithstanding anything to the contrary
          -------------------------
contained in section 15 of the Lease, Tenant shall have the right, without Landlord's consent, upon fifteen (15) days advance written notice to Landlord, to assign the Lease to any entity which acquires substantially all of Tenant's stock or assets: provided. that such assignment is subject to the satisfaction of the following conditions:

          (a) The entity that assumes the Lease shall have a net worth equal to or greater than Tenant's as of the date of the assignment;

          (b) In addition to the requirements of this Addendum section, any such assignment shall be subject to all of the terms, covenants and conditions of the Lease;

          (c) The use of the Premises by the assignee must be permitted by the Lease;

          (d) Prior to the date an assignment will take effect, the assignee and Tenant shall enter into a commercially reasonable consent to assignment agreement; and

          (e) Prior to the date an assignment will take effect, Tenant shall pay the reasonable costs and expenses not to exceed Five Thousand Dollars ($5,000) (including legal fees) incurred by Landlord in confirming that the assignment meets the requirements of this Addendum section and in preparing and negotiating the consent to assignment agreement.

     5.   Antennas. Tenant shall have the right to install and use one or more
          --------
satellite dishes or other antennas on the roof of the Premises (collectively, "Antennas"). Prior to the installation of an Antenna, Tenant shall submit plans and specifications to Landlord for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be solely responsible for the cost of installation, operation, maintenance, insurance, compliance with all laws and ordinances, and removal of the Antennas and repairing any damage resulting from such removal. Tenant shall not install an antenna in a way that may damage the roof of the Premises. Tenant will install and operate the Antennas in accordance with all federal, state and local rules, regulations, laws, statutes and ordinances. In addition, Tenant shall be responsible to obtain any permits and licenses required to install and operate the Antennas. Landlord makes no representation or warranty to Tenant that it will be able to obtain the necessary permits or approvals to install the Antennas.

     6.   Alterations. Notwithstanding anything to the contrary contained in
          -----------
section 12(a) of the Lease, Tenant shall have the right, without Landlord's consent, to make non-structural, cosmetic Alterations to the Premises (e.g., paint and carpet) that do not require a building permit or other governmental permit or authorization provided that Tenant gives Landlord ten (10) days advance written notice of its intention to make the Alterations (said written notice shall include a detailed description of the Alterations) and the cost of the Alterations does not exceed Fifteen Thousand Dollars ($15,000). Tenant's right to make such Alterations is conditioned on Tenant complying with the requirements of section 12 of the Lease and all rules and regulations of Landlord then in effect relating to construction activities at the Premises. For purposes of this Addendum section, the "cost of the Alteration" shall mean the cost of the Alteration Tenant intends to make plus the cost of all other Alterations Tenant has made to the Premises pursuant to this Addendum section during the immediately preceding twelve (12) month period.

     7.   Indemnity. Notwithstanding the provisions of sections 7.2, 18 and 19
          ---------
of the Lease to the contrary, Tenant shall not be required to indemnify, defend and hold Landlord harmless from any loss, cost, liability, damage or expense (collectively "Claims"), to any person, property or entity resulting from the gross negligence or willful misconduct of Landlord or its agents or employees, in connection with Landlord's activities at the Premises, and Landlord hereby indemnities, defends and saves Tenant harmless from any such Claims. Tenant's agreement to indemnify, defend and hold Landlord harmless pursuant to section 18 of the Lease, the exclusion from Tenant's indemnity set forth above, and the agreement by Landlord to indemnify, defend and hold Tenant harmless set forth above are not intended to, and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant pursuant to the provisions of the Lease to the extent that such policies cover the results of such acts or conduct.

     8.   Non-Disturbance Agreement. Notwithstanding anything to the contrary
          -------------------------
contained in section 26.2 of the Lease, Tenant shall not be obligated to subordinate its interest in the Lease to a mortgage or deed of trust obtained by Landlord in the future unless the lender provides Tenant with a commercially reasonable nondisturbance agreement.

     9.   Letter of Credit.
          ----------------

          (a) Delivery of Letter of Credit. Concurrently with Tenant's execution
              ----------------------------
and delivery of this Lease, and as a condition to Landlord's obligations under the Lease, Tenant covenants and agrees to deliver to Landlord an irrevocable standby letter of credit (the "L/C") in the form of, and upon all of the terms and conditions contained in, Exhibit "1" attached hereto and incorporated herein by reference. The L/C shall be issued by an institutional lender of good financial standing (which lender shall, in any event, have assets equal to or exceeding $500,000,000 as of the date of issuance of the L/C), having a place of business where the L/C can be presented for payment in Los Angeles, California. The lender shall be subject to Landlord's prior written approval, not to be unreasonably withheld or delayed. The L/C shall provide for one (1) or more draws by Landlord or its transferee up to the aggregate amount of US Seven Hundred Thousand Dollars ($700,000) (the "L/C Amount") on the terms and conditions of Exhibit "1", which L/C shall secure the payment and performance of Tenant's obligations under the Lease.

          (b) Renewal of L/C. Tenant shall maintain the L/C in effect from the
              --------------
date of Tenant's execution of this Lease until the date the initial ten (10) year term of this Lease expires (said period is hereinafter referred to as the "L/C Term"). If the expiration date of the L/C (or any renewal or replacement L/C provided pursuant to this Addendum section) occurs prior to the end of the L/C Term, then Tenant shall deliver to Landlord a renewal of the L/C or a replacement L/C meeting all of the terms and conditions of this Addendum section, not later than thirty (30) days prior to the then-applicable expiration date. Each L/C provided pursuant to this Addendum section shall have an expiration date which is at least one (1) year from such L/C's date of issue except where the then-applicabIe expiration date of the L/C is less than one (1) year from the end of the L/C Term, in which case the renewal or replacement L/C shall be for such lesser period. The issuing bank's agreement to place an automatic renewal provision in the L/C, as required pursuant to said Exhibit "1", shall not relieve or release Tenant from its obligation to provide a renewal or replacement L/C on the terms hereinabove stated, it being understood that any such automatic renewal is an independent obligation of the issuing bank which is intended for Landlord's sole benefit. If Tenant fails to provide the renewal or replacement L/C not later than thirty (30) days prior to the then-applicable, stated expiration date (excluding automatic renewal provisions), then Landlord shall have the right to draw upon the entire remaining proceeds of the L/C.

          (c) Reduction in Amount of L/C. Provided Tenant has not committed a
              --------------------------
default as defined in section 16 of the Lease, on each one (1) year anniversary of the initial ten (10) year Lease term, Tenant shall have the right to reduce the L/C Amount by Seventy Thousand Dollars ($70,000). For example, one year after the Commencement Date of the Lease, Tenant would have the right to reduce the L/C Amount to Six Hundred Thirty Thousand Dollars ($630,000) and two years after the Commencement Date, Tenant would have the right to reduce the L/C Amount to Five Hundred Sixty Thousand Dollars ($560,000). The documents evidencing the reduction of the L/C Amount shall be satisfactory to Landlord, in Landlord's sole discretion.

          (d) Breach of Lease. If Tenant commits a default as defined in section
              ---------------
16 of the Lease, Landlord may draw upon the entire remaining proceeds of the L/C.

          (e) Application of L/C Proceeds. All amounts drawn under the L/C shall
              ---------------------------
be applied to amounts then due and owing to Landlord pursuant to the Lease and then to the Base Rent and other amounts coming due (although not presently due and owing) to Landlord during the remainder of the term of the Lease, and such application shall be deemed a prepayment of such amounts; and the remainder of the L/C proceeds drawn, if any, shall be refunded to Tenant.

          (f) Enforcement. Tenant's obligation to furnish the L/C shall not be
              -----------
released, modified or affected by any failure or delay on the part of Landlord to enforce or assert any of its rights or remedies under the Lease, whether pursuant to the terms thereof or at law or in equity. Landlord's right to draw upon the L/C shall be without prejudice or limitation to Landlord's right to draw upon the security deposit provided by Tenant to Landlord or to avail itself of any other rights or remedies under the Lease.

          (g) Event of Default. Tenant's failure to perform its obligations
              ----------------
under subsections (a), (b), (c) or (d) above within the time limits prescribed therein (time being of the essence) shall constitute an event of default pursuant to section 16 of the Lease, and shall entitle Landlord to exercise all of its remedies under the Lease or at law or in equity.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Addendum.

LANDLORD:                               TENANT:

REALTY ASSOCIATES IOWA CORPORATION,     HOMEGROCER.COM, INC., a Delaware
a Delaware corporation                  corporation

By: /s/ Henry Brauer                    By:____________________________________
   ----------------------------------

Its:_________________________________   Its:___________________________________


                                        By: /s/ Terry Drayton
                                           ------------------------------------

                                        Its:___________________________________